EXHIBIT 10.31

        CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH
                                THE COMMISSION.

                             SHAREHOLDERS' AGREEMENT

            SHAREHOLDERS' AGREEMENT, dated as of June 30, 2000, between iBEAM EUROPE LIMITED, a corporation registered in England (the "Company"), SOCIETE EUROPEENNE DES SATELLITES S.A., a corporation organised and existing under the laws of Luxembourg ("SES"), and iBEAM BROADCASTING CORPORATION, a corporation organised and existing under the laws of Delaware ("iBEAM," and together with SES, the "Shareholders").

            WHEREAS, SES and iBEAM have executed a Memorandum of Understanding, dated April 10, 2000 (the "MOU") containing the general terms for their participation in a joint venture company to operate a business for the distribution of streaming content via the Internet;

            WHEREAS, the Company was established to act as such joint venture company, in accordance with the terms of the MOU;

            WHEREAS, as of the date hereof, iBEAM owns one ordinary share of [*] per share, of the Company ("Ordinary Shares"), and intends to acquire 999,999 additional Ordinary Shares as set forth in Schedule I hereto;

            WHEREAS, SES intends to acquire 500,000 Ordinary Shares as set forth in Schedule I hereto;

            WHEREAS, the parties hereto wish to restrict the transfer of their Ordinary Shares, to provide for non-competition obligations, pre-emptive rights and certain other rights and obligations as set forth more fully herein.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Articles of Association" means the Articles of Association of the Company from time to time.

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                  "Board of Directors" means the Board of Directors of the
Company.

                  "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Company Network" means the Internet content distribution network to be owned and operated by the Company within the Territory.

                  "Company NOC" means any NOC providing 24-hour per day, 7-day per week monitoring, first-line technical support, and related services to the Company Network.

                  "Content Distribution Agreement" means the Content Distribution Agreement executed by the Company, iBEAM and iBEAM Asia, Ltd. as of the date hereof.

                  "dollar" or "$" means the lawful currency of the United States of America.

                  "Ex-Territory ICP" means an ICP whose billing address (for purposes of the service being provided by the Company to the ICP) is located outside of the Territory.

                  "iBEAM Technology License Agreement" means the Technology License Agreement executed by the Company and iBEAM as of the date hereof.

                  "ICP" means any Person whose business includes the delivery of visual and/or audio media content over the Internet for receipt by end users.

                  "In-Territory ICP" means an ICP whose billing address (for purposes of the service being provided by the Company to the ICP) is located inside of the Territory.

                  "Initial Public Offering" means the Company's initial Public Offering or flotation.

                  "Internet Content" means streaming media content, whether video and/or audio, and such other content as the Company may from time to time designate as being compatible with the Company Network.

                  "Intellectual Property" has the meaning assigned to that term in the Subscription Agreement.

                  "IPO Effectiveness Date" means the date upon which the Commission declares effective the Registration Statement relating to the Initial Public Offering or the date upon which the Ordinary Shares are admitted to a recognised investment exchange (as defined in section 207 of the Financial Services Act 1986).

                  "New Issuance" has the meaning assigned such term in Section 3.2.1.

                  "NOC" means a network operations centre.


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                  "Ordinary Shares" means the ordinary shares of [*] each, of the Company with the rights set out in the Articles of Association of the Company.

                  "Party" means SES, iBEAM or the Company.

                  "Parties" mean SES, iBEAM and the Company.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Proprietary Information" has the meaning assigned such term in Section 7.1:

                  "Public Offering" means any offer for sale of Ordinary Shares either pursuant to an effective Registration Statement filed under the Securities Act or in connection with the flotation of the Company on a recognised investment exchange.

                  "Registration Statement" means a registration statement filed pursuant to the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SES Services Agreement" means the Services Agreement executed by the Company and SES as of the date hereof.

                  "Shareholder" means any Person that is the registered holder of Ordinary Shares.

                  "Standard Rate" means the Company's then-current volume weighted average cost charged by the Company to its in-Territory ICPs.

                  "Subscription Agreement" means the Subscription Agreement executed by the Parties as of the date hereof.

                  "Strategic Investment Issuance" means the issue within 90 days of the date of this Agreement to strategic investors of new Ordinary Shares or other share capital of the Company valued act [*] (based upon a pre-money valuation of the Company of [*].

                  "Territory" means the countries and regions specified in
Schedule II hereof, as such schedule may be amended by the Parties in accordance with this Agreement.

                  "Transaction Agreements" means, collectively, this Agreement, the Subscription Agreement, the Content Distribution Agreement, the iBEAM Technology License Agreement, and the SES Services Agreement.

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                  "Transfer" has the meaning assigned to such term in Section
3.1.

                  "Virtual Private Network" or "VPN" means a network partially connected to the Internet that provides an encrypted connection between a user's distributed sites.

            2. Activities of the Company.

                  2.1 General. It is the intention of the Shareholders that the primary business of the Company shall include (i) selling, marketing and providing Internet content delivery, hosting, and encoding services to In-Territory ICPs to enable end users to receive such ICPs' streaming content, and (ii) providing similar services to Ex-Territory ICPs with whom iBEAM or an iBEAM Affiliate has an agreement to distribute such ICP's content within the Territory.

                  2.2 Business Plan. The Company shall conduct its business in accordance with a business plan as created in accordance with Section 6.1.1 hereto, and as amended from time to time in accordance with Section 4.5. hereof (the "Business Plan")

                  2.3 Technology. The Company shall conduct its business in accordance with the iBEAM Technology License Agreement and the SES Services Agreement.

                  2.4 Network Operations. The Company will establish a Company NOC. The Company NOC's functions shall be to ensure the continuous operation of the Company Network in the Territory and to provide first line customer support for the Company's clients. The Company NOC will form part of the global iBEAM network control system and will work to share responsibilities with the other regional NOCs.

                  2.5 Content Distribution. [*]

                  2.6 Customer Referrals. [*]

                  2.7 Territory. The Company shall operate only within the Territory.

            3. Restrictions on the Transfer of Ordinary Shares; Preemptive
Rights.

                  3.1 Limitation on Transfers. Except as permitted in Section
3.1.1 hereof, no Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law, or otherwise) any Ordinary Shares or any right, title or interest therein or thereto (each a "Transfer"), other than in a bona fide sale of such Ordinary Shares in accordance with the provisions of this Agreement. Any attempt to Transfer any Ordinary Shares in violation of the preceding sentence shall be null and void ab initio and the Company shall not register any such Transfer.

                        3.1.1 Permitted Transfers. At any time a Shareholder may Transfer Ordinary Shares to any Affiliate of such Shareholder.

                        3.1.2 Permitted Transfer Procedures. If any Shareholder desires to Transfer all or any portion of its Ordinary Shares to its Affiliate under this Section 3.1, it shall give

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notice to the Company (and the Company shall give notice to the other
Shareholder) of its intention to make such Transfer not less than five (5) days prior to effecting such Transfer, which notice shall state the name and address of each Affiliate to whom such Transfer is proposed and the number of Ordinary Shares proposed to be transferred to such Affiliate.

                        3.1.3 Compliance with Law; Substitution of Transferee. No Transfer may be made pursuant to this Section 3.1 unless (i) the Transfer complies in all respects with the applicable provisions of this Agreement and applicable law, (ii) the transferee undertakes in the form set out in Schedule III to be bound by the terms and conditions of this Agreement, and (iii) the transferor of the Ordinary Shares agrees in writing to use its best endeavours to maintain its Affiliate as an Affiliate. Any attempt to Transfer any Ordinary Shares or rights hereunder in violation of this Agreement shall be null and void ab initio and the Company shall not register any such Transfer.

                  3.2 Pre-emptive Rights.

                        3.2.1 New Issuances. In the event that the Company determines, in accordance with the provisions contained in the Articles of Association and this Agreement, to issue relevant securities (as defined in section 80(2) of the Companies Act 1985) ("Relevant Securities") (other than relevant securities to be issued, in accordance with the Articles of Association, (i) in connection with an employee share option plan or other bona fide employment compensation arrangement, (ii) pursuant to a consolidation or sub-division or an issue of shares in lieu of a dividend, (iii) pursuant to the exercise of any option, warrant or convertible security the issuance of which was previously approved by the Board, (iv) in connection with the Strategic Investment Issuance, (v) in connection with financing transactions with lending institutions, or (vi) pursuant to an Initial Public Offering) (a "New Issuance"), the Company shall notify the Shareholders of the proposed issue. Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the estimated price at which such securities will be issued. By written notice to the Company given within 15 days of receipt of such notification, each Shareholder shall be entitled to purchase that percentage of the New Issuance determined by dividing (x) the total number of Ordinary Shares owned by such Shareholder by (y) the total number of Ordinary Shares then owned by all of the Shareholders.

                        3.2.2 Subscription for Unsubscribed Ordinary Shares. If any of the Shareholders do not fully subscribe for the number or amount of Relevant Securities that such Shareholder is entitled to subscribe pursuant to
Section 3.2.1 hereof, the other Shareholders shall have the right to subscribe any portion of the relevant securities not so subscribed. To the extent the Shareholders do not elect to subscribe all of the Relevant Securities proposed to be offered and sold in the New Issuance, the Company may issue those securities not so subscribed for, provided that such sales are consummated within 120 days after the Shareholders' rights hereunder have expired or been waived.

            4. Corporate Governance.

                  4.1 General. Each Shareholder shall vote its Ordinary Shares at Shareholder meetings or in any written consent executed in lieu of such a Shareholder meeting, and shall take all other actions necessary to give effect to all of the provisions of this Agreement, including without limitation voting its Ordinary Shares to (i) amend the Articles of Association to


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reflect all provisions of this Agreement, and the Subscription Agreement; (ii)
ensure that the Articles of Association do not at any time conflict in any respect with the provisions of this Agreement or the Subscription Agreement, and
(iii) elect and remove any director nominated by a Shareholder pursuant to
Section 4.2 hereof.

                  4.2 Nomination of Directors

                        4.2.1 Number and Composition of the Board of Directors. The number of directors constituting the entire Board of Directors upon execution of this Agreement shall be five (5). The Board of Directors shall be comprised of (i) two individuals nominated by iBEAM, one of whom shall initially be [*], and one of whom shall initially be [*]; (ii) two individuals nominated by SES, one of whom shall initially be [*], and one of whom shall initially be [*]; and (iii) one individual elected by the holders of the Ordinary Shares on the basis of a simple majority vote of all Ordinary Shares eligible to vote in such an election. The Company shall include in any slate of directors that the Company may propose or support for election by the Company's Shareholders, any director designated by a Shareholder pursuant to this Section 4.2.

                        4.2.2 Removal and Replacement. Each Shareholder shall respectively be entitled at any time and for any reason to designate any or all of its nominees on the Board of Directors for removal. If at any time a vacancy is created on the Board of Directors by reason of such a designation, or by the death or resignation of any director, then each Shareholder shall, as soon as practicable after the date such vacancy first occurs, and in any event prior to the transaction of any other business by the Shareholders or the Board of Directors, take action, including the voting of its Ordinary Shares, to remove such director and to elect a successor director in accordance with Section 4.2.1.

                  4.3 Voting. Except to the extent provided under applicable law or in Sections 4.4 or 4.5 hereof, authority for the management of the Company and its business shall rest exclusively with the Board of Directors, which shall act in all such matters by simple majority vote. The Chairman of the meeting of the Board shall not have a casting vote. The quorum for board meetings, other than those referred to in Sections 4.4 and 4.5 shall be at least one director nominated by iBEAM and one nominated by SES.

                  4.4 Transactions with Shareholders. Directors that are nominated or elected by a Shareholder in accordance with Section 4.2.1 hereof or employed directly or indirectly by such Shareholder ("Interested Directors"), shall not be entitled to vote on any proposed transaction, or amendment or modification to any existing transaction, with such Shareholder, its Affiliates, or any officers, directors or members of management of such Shareholder (an "Interested Party Transaction"). The Board of Directors shall not cause the Company to enter into any Interested Party Transaction without the approval of a majority of the Directors that are not Interested Directors.

                  4.5 Certain Actions - Supermajority. Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors shall not cause any of the following actions, except with the consent of at least four (4) of the members of the Board of Directors:

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                        4.5.1 any transactions, or the amendment or modification
of any existing transactions, with any officers, directors or members of management of the Company;

                        4.5.2 any amendment, modification or restatement of the Articles of Association;

                        4.5.3 any change in the Territory;

                        4.5.4 any change in the Company's name or the name under which it carries on business,

                        4.5.5 any sale, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company;

                        4.5.6 any modification in any rights attached to any Ordinary Shares;

                        4.5.7 any composition or arrangement with creditors or any action which would result in the Company's winding up, liquidation, or being subject to receivership;

                        4.5.8 any merger, acquisition, consolidation, amalgamation, recapitalization or other form of business combination;

                        4.5.9 any agreement to remunerate the Directors;

                        4.5.10 any material agreement with a Person whom a Shareholder reasonably considers to be a competitor of such Shareholder;

                        4.5.11 any material modification of the Business Plan, any financial expenditure not contemplated by the Business Plan, the entry into any line of business other than those which are contemplated by the Business Plan, or the failure to implement any line of business contemplated by the Business Plan;

                        4.5.12 any dividend payments or other payment or distribution on account of the Ordinary Shares or other share capital of the Company;

                        4.5.13 other than in the ordinary course of business, any sale, transfer, lease, assignment, or any agreement to sell, transfer, lease, assign, or otherwise dispose of any material part of the Company's property or assets (or any interest therein);

                        4.5.14 other than a Strategic Investment Issuance, any issuance, redemption, repurchase, acquisition or agreement to issue, redeem, repurchase or acquire, any Ordinary Shares or other share capital of the Company or rights of any kind convertible into or exchangeable for Ordinary Shares or other share capital of the Company, or any option, warrant or other subscription or purchase right with respect to Ordinary Shares or other share capital of the Company;

                        4.5.15 any use of any Shareholder's service marks, trademarks, or other proprietary information in conjunction with operation of the Company's business; or

                        4.5.16 any change in the Company's Standard Rate.


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            5. After-Acquired Securities. All of the provisions of this
Agreement shall apply to all of the Ordinary Shares now owned or that may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance, purchase, exchange or reclassification of any of the Ordinary Shares (including without limitation, upon the exercise of any option or warrant), corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Shareholder in any other manner.

            6. Business Initiation Team.

                  6.1 Assignment of Employees. Within five (5) days of the date of this Agreement, each of the Shareholders shall nominate, after consultation with the other Shareholder, two employees of the nominating Shareholder, reasonably acceptable to the other Shareholder (the "Start-up Team"). For a period of sixty (60) days, the Start-up Team shall perform, inter alia, the following tasks with respect to initiation of the Company's business:

                        6.1.1 create and deliver the Business Plan to the Board of Directors within 60 days after the date of this Agreement;

                        6.1.2 hire the initial management team for the Company, which team shall be given the authority to continue employing new staff to initiate implementation of the Business Plan;

                        6.1.3 identify the top target customers of the Company and initiate business contact with them; and

                        6.1.4 design the Company NOC, create an implementation schedule for the Company NOC, design and create a rollout schedule for, the Company Network, and deliver such design and schedule to the appropriate operations managers of each of the Shareholders. The Company, upon approval of the Board of Directors (which shall treat such matter as an Interested Party Transaction), shall reimburse iBEAM and SES for their respective costs incurred in connection with the establishment of the Company including the incorporation of and initial organization thereof, up to a maximum of [*] per Shareholder.

            7. Confidentiality/Non Competition.

                  7.1 Proprietary Information. The Shareholders acknowledge that the Company will develop its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property will be integral to the goodwill of the Company. Protection of the Proprietary Information and Intellectual Property is necessary to the conduct of the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property. As used herein, the term "Proprietary Information" includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that the Company justifiably treats as confidential or proprietary, including, but not limited to, inventions belonging to the Company and trade secret information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

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                  7.2 Confidentiality Obligations. The Shareholders shall at all times maintain in confidence and not utilize the Proprietary Information or the Intellectual Properly of the Company, and/or technology or proprietary information of others received in confidence by the Company, except in performing services for the Company. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or-Intellectual Property to any third party (except when duly and, specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the benefit of any other Person. Each Shareholder agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or when duly and specifically authorized to do so) and promptly upon request to return to the Company any and all documentary, machine-readable or other elements of evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in such Shareholder's possession or under such Shareholder's control.

                  7.3 Breach. In the event of any breach by a Shareholder of any of the provisions of this Section 7, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by the breaching Shareholder of all costs incurred by the Company in enforcement against such Shareholder of the provisions of this Section 7, including reasonable attorneys' fees. The Shareholders agree that neither this
Section 7 nor any other provision in this Agreement shall be deemed to grant to the Company (i) any license, right, title or interest in any intellectual property of iBEAM beyond that provided for in the iBEAM Technology License Agreement, or (ii) any license, right, title or interest in any intellectual property of SES beyond that provided for in the SES Services Agreement.

                  7.4 Non-competition. [*]

                  7.5 Employee Recruitment. Throughout the term of this Agreement, each of the Parties hereby agree not to hire any current employee of the other Party, or any person who was employed by the other Party within the preceding the twelve months.

                  7.6 Severance. If any part of this Section 7 should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

            8. Deed of Adherence. No Ordinary Shares shall be issued by the Company and none of the Shareholders shall transfer any Ordinary Shares in the Company without the allottee or transferee, as appropriate, first by deed (in the form set out in Schedule III) or such other form as the Board may approve) undertaking to adhere to and be bound by the provisions of this Agreement, to the extent such allottee or transferee is not already a party hereto prior to such allotment or transfer. On and with effect from such adherence, the adherent shall be entitled to -enjoy the rights and benefits hereby conferred upon the Shareholders.

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            9. Miscellaneous.

                  9.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, teltcopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                  9.1.1 if to the Company, to:

                  iBEAM Europe Limited
                  c/o Gouldens Solicitors
                  10 Old Bailey
                  London EC4M 7NG
                  Attention: Hilary Winter, Esq.
                  Jerome Lussan, Esq.
                  Telecopier: 44-20-7583-6777

                  9.1.2 if to iBEAM, to:

                  iBEAM Broadcasting Corporation
                  645 Almanor Avenue, Suite 100
                  Sunnyvale, CA 94086
                  Attention: General Counsel
                  Telecopier: (408) 524-0567

                  9.1.3 if to SES, to:

                  Societe Europeenne des Satellites
                  L-6815 Chateau de Betzdorf
                  Luxembourg
                  Attention: Jacques Noppaney, Esq.
                  Telecopier: 352-710-725-291

                  with a copy to:

                  Phillip L. Spector, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1615 L Street, NW Suite 1300
                  Washington, D.C. 20037
                  Telecopier: 202-223-7427

                  Any party may, by notice given in accordance with this Section 9.1, designate another address or person for receipt of notices hereunder.

                  9.2 Amendment and Waiver.

                        9.2.1 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial


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exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  9.2.2 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by both Shareholders and (ii) only in the specific instance and for the specific purpose for which made or given.

            9.3 Material Events. The following shall constitute Material Events (each, a "Material Event") by a Shareholder with respect to this Agreement:

                        9.3.1 if a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding up, insolvency, administration, reorganization, reconstruction, dissolution or bankruptcy of the Shareholder or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Shareholder or of all or any part of its business or assets; if the Shareholder stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or if a creditor takes possession of all or any part of the business or assets of the Shareholder or any execution or other legal process is enforced against the business or any substantial asset of the Shareholder and such legal process is not discharged within sixty (60) days;

                        9.3.2 if the Shareholder ceases or threatens to cease to carry on its business or any substantial part thereof, or changes, or threatens to change, the nature or scope of its business, or if the Shareholder disposes of, or threatens to dispose of, or any governmental or other authority expropriates, or threatens to expropriate, all or any substantial part of the Shareholder's business or assets or displaces or threatens to displace the management of the Shareholder;

                        9.3.3 if the Shareholder is in material breach of its obligations hereunder or under any of the Transaction Agreements and such breach, if capable of remedy, has not been remedied at the expiry of thirty (30) days following written notice to that effect having been served on the Shareholder by the other Shareholder indicating the steps required to be taken to remedy the failure; or

                        9.3.4 if at any time hereafter there is a change in the ownership or control, direct or indirect, of shares carrying more than fifty percent (50%) of the voting rights attached to the issued share capital of the Shareholder, provided, however, that the initial public offering of the stock of iBEAM and the conversion of iBEAM preferred stock to iBEAM common stock shall not be deemed a change in the ownership or control of iBEAM for purposes of this Agreement.

                  9.4 Transfer of Ordinary Shares Upon Material Event.

                        9.4.1 Upon the occurrence of any Material Event with respect to a Shareholder (the "Affected Shareholder"), the other Shareholder (the "Other Shareholder") shall have the right to deliver a notice of material event ("Material Event Notice") to the Affected


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Shareholder. If the Other Shareholder delivers such notice, the Other
Shareholder shall, without prejudice to its other rights and remedies, have the right to purchase all, but not less than all, of the Affected Shareholder's Ordinary Shares (the "Call Option") at any time during the period of six (6) months from the date of the Material Event Notice (the "Option Period"). The Call Option shall lapse if not exercised within the Option Period.

                        9.4.2 The Other Shareholder may exercise the call option by serving written notice (an "Option Notice") on the Affected Shareholder of the Other Shareholder's intent to exercise the Call Option. The Option Notice shall be irrevocable by the Other Shareholder except with the written consent of the Affected Shareholder. Upon service of an Option Notice, the Affected Shareholder shall become bound to sell the Ordinary Shares specified therein at the price and in accordance with the terms set forth in this Section 9.4.

                        9.4.3 The transfer price (the "Transfer Price") at which such purchase shall take place shall be determined as follows: (i) by an investment bank that is agreed to by each of the Shareholders, if the Shareholders so agree within twenty (20) days of the date of the Option Notice, or (ii) if the Shareholders are not able to so agree within such twenty (20) days, then by taking the average of the price proposed by an internationally-recognized investment bank selected by iBEAM and the price proposed by an internationally-recognized investment bank selected by SES. Completion of a transfer of Ordinary Shares pursuant to the exercise of a Call Option shall take place no later than fourteen days after the date on which the Transfer Price has been determined. Completion of such a transfer shall be conditioned upon receipt of all necessary third-party and governmental consents and approvals.

                  9.5 Termination.

                        9.5.1 This Agreement may be terminated by the mutual written consent of the Parties.

                        9.5.2 Upon the occurrence of a Material Event under
Section 9.3.3, the Other Shareholder may terminate this Agreement upon written notice to the Affected Shareholder.

                        9.5.3 If this Agreement is terminated (i) in accordance with Section 9.5.1, or (ii) by SES in accordance with Section 9.5.2, the Shareholders agree to negotiate in good faith a non-exclusive reseller agreement which allows SES to continue reselling iBEAM's services.

                        9.5.4 If this Agreement is terminated (i) in accordance with Section 9.5.1, or (ii) by iBEAM in accordance with Section 9.5.2, the Shareholders agree to negotiate in good faith a non-exclusive reseller agreement which allows iBEAM to continue reselling SES' services.

                  9.6 Specific Performance. The Parties hereto intend that each of the Parties has the right to seek damages or specific performance in the event that any other Party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff Party has an adequate remedy at law.

                  9.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  9.9 Rights of Third Parties. Nothing contained in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.10 Entire Agreement. This Agreement (together with the other Transaction Documents) is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the same subject matter, including, but not limited to the MOU.

                  9.11 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate on the IPO Effectiveness Date.

                  9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

                  9.13 Consent to Jurisdiction. In the event of any dispute or controversy arising out of or relating to this Agreement, the parties shall first attempt in good faith amicably to resolve such dispute or controversy. If such attempt fails to resolve the dispute or controversy within thirty (30) days of any written request from one of the parties to try in good faith to resolve the dispute amicably, the dispute shall, be settled by arbitration in London or any other place agreeable by the Parties involved in such dispute, in accordance with the UNCITRAL Arbitration Rules, and shall be conducted in the English language. The number of arbitrators shall be 3. The award rendered by the arbitrators shall be final and binding upon the parties concerned.

                  9.14 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  9.15 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement is not assignable except to an Affiliate or in connection with a permitted transfer of Ordinary Shares in accordance with this Agreement.

                 (Balance of this page intentionally left blank)

                  9.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement as of the date first written above.

                                    iBEAM EUROPE LIMITED

                                    By:_________________________________________
                                    Name:
                                    Title:


                                    iBEAM BROADCASTING CORPORATION

                                    By:_________________________________________
                                    Name: Peter Desnoco
                                    Title:   President and CEO


                                    SOCIETE EUROPEENNE DES SATELLITES, S.A.

                                    By:_________________________________________
                                    Name:
                                    Title:

                                    By:_________________________________________
                                    Name:
                                    Title:

                                   SCHEDULE I

                            Dated as of June 30, 2000

                                     ORDINARY SHARES

                             Ordinary      Ordinary         Ordinary
                           Shares owned  Shares to be       Shares to         TOTAL
                             as of the    acquired at      be acquired       ORDINARY
       Subscriber          date hereof  First Closing  at Second Closing      SHARES
       ----------          -----------  -------------  -----------------      ------
IBEAM Broadcasting               1          100,000            899,999       1,000,000
Corporation

Societe Europeenne des           0          100,000            400,000         500,000
Satellites, S.A.

Total Ordinary Shares            1          200,000          1,299,999       1,500,000

                                   SCHEDULE II

            iBEAM Europe Territory:

            Germany
            France
            U.K.
            Italy
            Austria
            Belgium
            Croatia
            Czech Republic
            Denmark
            Finland
            Hungary
            Ireland (Rep.)
            Luxembourg
            Netherlands
            Norway
            Poland
            Portugal
            Slovak Rep.
            Slovenia
            Spain
            Sweden
            Switzerland
            Ukraine

                                  SCHEDULE III

THIS DEED is made on [________] BY [___________] ("the new shareholder") in favour of iBEAM EUROPE, LIMITED, a company incorporated in England with registered number [____] (the "Company") and THE PERSONS whose names and addresses are set out in the Schedule hereto ("the Shareholders") and is supplemental to an Agreement dated June 30, 2000 ("the Shareholders' Agreement") made between the Company and the Shareholders therein mentioned.

WHEREAS the new Shareholder proposes to [purchase] [subscribe] for [______________] shares of [______] each of the Company and it is a precondition to such [purchase] [subscription] that he enter into this Deed.

NOW THIS DEED WITNESSETH as follows:

1. The new Shareholder hereby adheres as a Shareholder to the Shareholders' Agreement and undertakes and covenants with the company and the Shareholders to perform and observe all of the obligations on his part as a Shareholder under the Shareholders' Agreement as if he had been a party to the Shareholders' Agreement with effect on and from [-----------].

2. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF, this Deed has been duly executed by the new Shareholder as a Deed on the date first above mentioned.